EXHIBIT 99.3

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL DATA

        The following unaudited pro forma consolidated financial data has been derived by the application of pro forma adjustments to the historical consolidated financial statements of RCG Companies Incorporated (“RCG”)for the periods indicated. The adjustments are described in the accompanying notes. The unaudited pro forma financial data give effect to the acquisition:

Acquisition:

        RCG Companies Incorporated signed a definitive agreement to acquire SunTrips, Inc. (“SunTrips”) and VE Holdings, Inc. (“Vacation Express”) (“the Combined Companies”) on October 17, 2003 and closed the transaction on October 31, 2003. Under the terms of the asset purchase agreement, FS Tours, Inc. (“FS Tours”) a wholly-owned indirect subsidiary of Flightserv, which is a wholly-owned subsidiary of RCG, will acquire substantially all of the assets and liabilities of Vacation Express, and FS SunTours, Inc (“FS SunTours”) a wholly-owned subsidiary of Flightserv, will acquire substantially all of the assets and liabilities of SunTrips, except for certain excluded items, for a $10 million non-interest bearing seven-year promissory note from Flightserv secured by certain RCG investment holdings. The agreement requires the Seller to provide additional cash if the working capital deficit of the acquired bu siness exceeds $2 million. Additionally, FS Tours and FS SunTours entered into a three-year agreement with MyTravel Canada Holidays, Inc. (“MyTravel Canada”), a company related to the Seller through common ownership, for certain services, including the purchasing of hotel accommodations for FS Tours and FS SunTours on an exclusive basis. MyTravel Canada will be paid approximately $4.5 million over three years under this agreement.

        In order to fund the acquisition, in October 2003, RCG sold 2,500,000 shares of its restricted common stock and common stock purchase warrants to purchase 2,500,000 shares of RCG’s common stock at an exercise price of $2.44, in exchange for $4,000,000 ($3,707,470, net of expenses). The warrants may be exercised any time on or after the six month anniversary of October 31, 2003 and prior to forty two months after the issuance of the warrants.

Pro Forma Adjustments:
Unaudited Pro Forma Balance Sheet as of September 30, 2003

        The unaudited pro forma balance sheet gives effect to the Combined Companies and the related funding as if the transaction had occurred on September 30, 2003.

Unaudited Pro Forma Statement of Operations for the period July 1, 2003 through September 30, 2003 and for the year ended June 30, 2003

        The unaudited pro forma statement of operations for the period July 1, 2003 through September 30, 2003 gives effect to the Combined Companies and the related funding as if such events occurred at the beginning of the three month period.

        The unaudited pro forma statement of operations for the year ended June 30, 2003 gives effect to the Combined Companies and the related funding as if such events occurred at the beginning of the year. The income statement for the Combined Companies is for the year ended September 30, 2003.

        Management believes that on the basis set forth herein, the Pro Forma Statement reflects a reasonable estimate of the Combined Companies acquisition based on currently available information. The acquisition is accounted for under the purchase method of accounting. The allocation of the purchase price is based upon the estimated fair value of assets acquired and liabilities assumed, and is subject to finalization of defined working capital adjustments. Accordingly, certain of the purchase price allocations reflected in the Pro Forma Statements are preliminary and may be different from the final allocation of the purchase price and any such differences may be material. The pro forma financial data is presented for informational purposes only and does not purport to represent what RCG’s financial position or results of operations would have been had the Combined Companies acquisition in fact occurred on the dates assumed or that may result fro m future operations. The pro forma data should be read in conjunction with RCG’s consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for fiscal 2003 filed with the Securities and Exchange Commission, and the Combined Companies financial statements and related notes thereto appearing in this Current Report in Form 8-K.

Unaudited Pro Forma Balance Sheet Data
September 30, 2003

	RCG Companies Incorporated	SunTrips, Inc. VE Holdings, Inc.	Pro forma Adjustments			Total Pro Forma

ASSETS
Cash and cash equivalents	$2,414,492	$84,460	$3,707,470	(A	)	$6,121,962
			(84,460)	(B	)
Restricted cash		18,618,015				18,618,015
Accounts receivable, net of allowance for doubtful accounts of $235,529	1,981,720	—				1,981,720
Notes receivable, net of reserve $49,795	49,795	—				49,795
Inventory	153,307	—				153,307
Investments	405,122	—				405,122
Prepaid expenses and other assets	1,744,989	7,095,887				8,840,876

Total current assets	6,749,425	25,798,362	3,623,010			36,170,797
Property and equipment, net	995,190	725,361				1,720,551
Deferred costs and other assets	440,545	—				440,545
Non-current assets of discontinued operations, net	616,197	—				616,197
Goodwill and other intangible assets, net	16,540,825	—	12,979,337	(C	)	29,520,162

Total assets	$25,342,182	$26,523,723	$16,602,347			$68,468,252

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Due to affiliates	$105,613	$142,435,690	$(142,435,690)	(B	)	$105,613
Notes payable and other obligations- current	2,708,720	—	$1,236,459	(C	)	3,945,179
Accounts payable and accrued expenses	6,121,333	11,256,901				17,378,234
Current liabilities of discontinued operations, net	1,179,952	—				1,179,952
Accrued income taxes payable	305,830	—				305,830
Unearned income	2,205,790	20,828,673	(3,146,311)	(B	)	19,888,152

Total current liabilities	12,627,238	174,521,264	(144,345,542)			42,802,960

Notes payable and other long-term obligations	752,080	—	9,242,882	(C	)	9,994,962

Total current liabilities	13,379,318	174,521,264	(135,102,660)			52,797,922

Minority interest	31,207	—				31,207

Shareholders' equity (deficiency):
Common stock	627,391	43,501	100,000	(A	)	727,391
			(43,501)	(C	)
Additional paid-in capital	116,127,419	24,249,980	3,607,470	(A	)	119,734,889
			(24,249,980)	(C	)
Accumulated deficit	(103,914,791)	(172,291,022)	145,497,541	(B	)	(103,914,795)
			26,793,477	(C	)
Accumulated other comprehensive loss	(276,347)	—				(276,347)
Treasury stock at cost (131,214 shares)	(632,015)	—				(632,015)

Total shareholders' equity (deficiency)	11,931,657	(147,997,514)	151,705,007			15,639,123

Total liabilities and shareholders' deficiency	$25,342,182	$26,523,723	$16,602,347			$68,468,252

See notes to unaudited pro forma balance sheet data and statement of operations data.

Unaudited Pro Forma Statement of Operations Data
For the Period July 1, 2003 - September 30, 2003

	RCG Companies Incorporated	SunTrips, Inc. VE Holdings, Inc.	Pro forma Adjustments		Total Pro Forma

SALES	$19,593,087	$57,285,151	(13,966,091	)(D)	$62,912,147

COST OF SALES	18,206,625	61,815,311	(13,966,091	)(F)	66,389,201
			333,356	(F)

GROSS PROFIT (LOSS)	1,386,462	(4,530,160)	(333,356)		(3,477,054)

OPERATING EXPENSES:
Selling and marketing	72,331	455,317			527,648
Administrative	1,961,305	4,412,740			6,374,045
Depreciation	129,075	142,884			271,959

Total operating expenses	2,162,711	5,010,941	—		7,173,652

Operating loss	(776,249)	(9,541,101)	(333,356)		(10,650,706)
Other Expenses (Income):
Interest income		(41,741)			(41,741)
Interest expense	93,225	—	211,665	(E)	304,890
Equity in losses of joint ventures	2,519	—			2,519
Gain on investments	(118,800)	—			(118,800)
Other income	(102,775)	—			(102,775)

Total other expenses (income)	(125,831)	(41,741)	211,665		44,093

LOSS FROM CONTINUING OPERATIONS BEFORE
MINORITY INTEREST	(650,418)	(9,499,360)	(545,021)		(10,694,799)
Minority interest	136,655	—			136,655

Loss from continuing operations	$(513,763)	$(9,499,360)	$(545,021)		$(10,558,144)

Net loss per share:
Loss from continuing operations	$(0.04)				$(0.63)

Weighted average shares outstanding	14,292,798		2,500,000	(A)	16,792,798

Weighted average shares outstanding, assuming dilution	14,292,798		2,500,000		16,792,798

See notes to unaudited pro forma balance sheet data and statement of operations data.

Unaudited Pro Forma Statement of Operations Data

	12 months ending June 30, 2003 RCG Companies Incorporated	12 months ending September 30, 2003 SunTrips, Inc. VE Holdings, Inc.	Pro forma Adjustments			Total Pro Forma

SALES	$75,824,171	$191,259,456	(55,684,036)	(D)		$211,399,591

COST OF SALES	69,829,934	199,532,228	(55,684,036)	(D)		215,011,551
			1,333,425	(F)

GROSS PROFIT (LOSS)	5,994,237	(8,272,772)	(1,333,425)			(3,611,960)

OPERATING EXPENSES:
Selling and marketing	206,213	1,794,567				2,000,780
Administrative	8,700,677	16,023,782				24,724,459
Depreciation and amortization	471,176	479,573				950,749
Goodwill impairment	2,020,772	—				2,020,772

Total operating expenses	11,398,838	18,297,922	—			29,696,760

Operating loss	(5,404,601)	(26,570,694)	(1,333,425)			(33,308,720)
Other Expenses (Income):
Interest income		(187,511)				(187,511)
Interest expense	464,358	—	813,574	(E)		1,277,932
Equity in losses of joint ventures	(3,494)	—				(3,494)
Gain on investments	(277,774)	—				(277,774)
Loss on sale of assets	67,355	—				67,355
Other income	(237,535)	(16,066)				(253,601)

Total other expenses (income)	12,910	(203,577)	813,574			622,907

LOSS FROM CONTINUING OPERATIONS BEFORE
MINORITY INTEREST	(5,417,511)	(26,367,117)	(2,146,999)			(33,931,627)
Minority interest	1,164,564	—				1,164,564

Loss from continuing operations	$(4,252,947)	(26,367,117)	(2,146,999)			(32,767,063)

Net loss per share:
Loss from continuing operations	$(0.34)					$(2.16)

Weighted average shares outstanding	12,661,743		2,500,000	(A	)	15,161,743

Weighted average shares outstanding, assuming dilution	12,661,743		2,500,000			15,161,743

See notes to unaudited pro forma balance sheet data and statement of operations data.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET DATA AS OF SEPTEMBER 30, 2003 AND
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED
SEPTEMBER 30, 2003 AND YEAR ENDED JUNE 30, 2003

Adjustments to the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

(A)	Reflects $3,707,470 of funds received by RCG from a private equity financing that closed on October 31, 2003. RCG sold 2,500,000 shares of its restricted common stock and common stock warrants to purchase 2,500,000 shares of RCG’s common stock at an exercise price of $2.44, in exchange for $3,707,470. The warrants may be exercised any time on or after the six month anniversary of October 31, 2003 and prior to forty two months after the issuance of the warrants. The weighted average number of common shares has been calculated as if the issuance occurred at the beginning of the period.
(B)	Reflects the elimination of certain assets or liabilities that were not acquired or assumed.
(C)	The acquisition is accounted for under the purchase method of accounting. The allocation of the purchase price is based upon the estimated fair value of assets acquired and liabilities assumed, and is subject to finalization of defined working capital adjustments. Accordingly, certain of the purchase price allocations reflected in the Pro Forma Statements are preliminary and may be different from the final allocation of the purchase price and any such differences may be material. This entry reflect recording of the $10 million non-interest bearing seven-year promissory note and a noncancelable three-year agreement with MyTravel Canada Holidays, Inc. (“MyTravel Canada”), for certain services, including the purchasing of hotel accommodations on an exclusive basis. MyTravel Canada will be paid approximately $4.5 million over three years under this agreement. After imputing interest at 8% on the promissory note and the service agreement the estimated fair value of the total consideration is approximately $13 million.

(D)	Reflects elimination of sales from Flightserv to Vacation Express and SunTrips.

(E)	Reflects the recording of interest related to the promissory note and the service agreement.

(F)	Reflects amortization of intangible asset.